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                                                                EXHIBIT 23.1









                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated October 16, 1996, on our audit of the combined financial statements of Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, P.A. included in this form 8-K/A, into the Company's previously filed Form S-8 Registration Statement File No. 33-93712, Form S-8 Registration Statement File No. 33-93746, Form S-8 Registration Statement File No. 333-03460, Form S-8 Registration Statement File No. 333-03478, Form S-4 Registration Statement File No. 333-00230, Form S-4 Registration Statement File No. 333-4406, Form S-4 Registration Statement File No. 333-09905, Form S-3 Registration Statement File No. 333-10531, and Form S-3 Registration Statement File No. 333-11607.



                                          ARTHUR ANDERSEN LLP



Dallas, Texas,
   October 29, 1996